Exhibit 3.1

                            AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION

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                  Pursuant to Sections 242 and 245 of the
                      Delaware General Corporation Law

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         deltathree, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

                  (1) The name of the Corporation is deltathree, Inc. The Corporation was previously incorporated under the name deltathree.com, Inc. and was originally incorporated under the name RSL Acquisition Corp. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on January 27, 1998. Such certificate of incorporation was amended on May 17, 1999. The certificate of incorporation was amended and restated on September 24, 1999 and such Amended and Restated Certificate of Incorporation was then further amended on November 19, 1999 and then again on December 11, 2000.

                  (2) This Amended and Restated Certificate of
Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the GCL.

                  (3) This Amended and Restated Certificate of
Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended, restated or supplemented.

                  (4) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

         FIRST: The name of the Corporation is deltathree, Inc. (the "Corporation").

         SECOND: The address of the registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

         FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 100,001,000 shares of capital stock, consisting of (i) 75,000,000 shares of Class A common stock, par value $0.001 per share (the "Class A Common Stock"), (ii) 1,000 shares of Class B common stock, par value $0.001 per share (the "Class B Common Stock") and (iii) 25,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are hereinafter referred to collectively as the "Common Stock."

                  (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

                      (1) Voting Rights. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the shares of Common Stock shall have the following voting rights: (i) each share of Class A Common Stock shall entitle the holder thereof to one (1) vote upon all matters upon which stockholders shall have the right to vote; and (ii) each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes upon all matters which stockholders shall have the right to vote. The holders of Common Stock are not entitled to cumulative voting rights.

                      (2) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. Holders of Class A Common Stock and Class B Common Stock will share equally on a per share basis in any dividend declared by the Board of Directors, subject to any preferential rights of any outstanding Preferred Stock. No dividend or other distribution may be declared or paid on any share of Class A Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class B Common Stock, nor shall any dividend or other distribution be declared or paid on any share of Class B Common Stock unless a like dividend or other distribution is simultaneously declared or paid, as the case may be, on each share of Class A Common Stock, in each case without preference or priority of any kind; provided, however, that all dividends and distributions on the Class A Common Stock and Class B Common Stock payable in shares of Common Stock of the Corporation shall be made in shares of Class A Common Stock and Class B Common Stock, respectively. In no event will shares of either class of Common Stock be split, divided or combined unless the outstanding shares of the other class of Common Stock shall be proportionately split, divided or combined.

                      (3) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A and Class B Common Stock shall be entitled to receive the remaining assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, ratably in proportion to the number of shares of Common Stock held by them, respectively. In any such distribution, shares of Class A Common Stock and Class B Common Stock shall be treated equally on a per share basis.

                      (4) Merger, etc. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each share of Class A Common Stock and Class B Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by the holders of each share of the other class of Common Stock, except that if the consideration includes voting securities (or the right to acquire voting securities, or securities exchangeable for, or convertible into, voting securities), holders of Class B Common Stock shall receive consideration entitling them to ten times the number of votes per share as the consideration being received by holders of the Class A Common Stock.

                      (5) Conversion of Class B Common Stock.

                           (i) Voluntary Conversion. Each share of Class B
Common Stock shall be convertible, at the option of its record holder, into one validly issued, fully paid and non-assessable share of Class A Common Stock at any time.

                           (ii) Automatic Conversion. In the event of any
transfer of any share of Class B Common Stock to a person or entity that
(i) is not a permitted transferee or (ii) is a permitted transferee but ceases to be a permitted transferee subsequent to such transfer, such share of Class B Common Stock shall automatically, without any further action, convert into one validly issued, fully paid and non-assessable share of Class A Common Stock. Permitted transferees shall include (A) RSL Communications, Ltd. ("RSL COM"), (B) a majority- owned subsidiary of RSL COM, (C) a successor of RSL COM following a merger, consolidation or reorganization of RSL COM whereby RSL COM is not the surviving entity or
(D) Ronald S. Lauder or members of his family or a trust established by Ronald S. Lauder for his family members, or entities controlled by or under common control with Ronald S. Lauder. Majority-owned subsidiary for these purposes shall mean an entity, more than 50% of the voting shares of which are owned either directly or indirectly through one or more intermediaries, by RSL COM.

                      (6) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                      (7) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                  (c) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the GCL, including, without limitation, the authority to provide that any such class or series may be
(i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) The number of directors of the Corporation shall be as from time to time fixed by the Board of Directors, and such number shall never be less than three nor more than thirteen. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (c) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  (d) Any director may be elected by a majority of the Board of Directors to fill a vacancy. If the vacancy results from an increase in the number of directors, such director shall hold office for a term that shall coincide with the remaining term of directors then in office. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto.

                  (e) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

                  The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

                  Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         EIGHTH: The Corporation hereby elects not to be governed by
Section 203 of the GCL pursuant to Section 203(b)(3) therein.

         NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         TENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors or the stockholders shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors or a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote shall be required to adopt, amend, alter or repeal the Corporation's By-Laws.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation.


         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this day of , 2002.

                                                     deltathree, Inc.


                                                     By:________________________
                                                     Name:
                                                     Title: